CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       THE WELLCARE MANAGEMENT GROUP, INC.


                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


                  The undersigned, being the Acting President and Chief Executive Officer of The WellCare Management Group, Inc., a New York corporation (hereinafter referred to as the "Corporation") organized and existing under the Business Corporation Law ("BCL") of the State of New York, does hereby certify the following:

                  FIRST:   The Corporation's name is The WellCare Management
Group, Inc.

                  SECOND: The original Certificate of Incorporation of the Corporation was filed by the Department of State under and pursuant to the BCL on the 25th day of August, 1983 under the name Ullmann and Castellon, Inc.

                  THIRD: The purpose of this Certificate of Amendment is to amend the Article IV, Section 3 of the Corporation's Certificate of Incorporation for the purpose of designating two series of the Corporation's authorized Preferred Stock. Article IV, Section 3 of the Corporation's Certificate of Incorporation is hereby amended by adding new subparagraphs (d) and (e) as follows:

                         (d)  Pursuant to the authority conferred upon the Board
of Directors of the Corporation by the foregoing provisions of this Certificate of Incorporation, the Board of Directors of the Corporation on June 1, 1999 duly adopted a resolution creating a series of Preferred Stock, the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

                              (i) Designation and Number.
                                  ----------------------

                                  (1) The shares of such series shall be
designated as Senior Convertible Preferred Stock, Series A (the "Series A Preferred Stock"). The number of shares initially constituting the Series A Preferred Stock shall be 100,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then out-standing shares of Series A Preferred Stock.

                                  (2) The Series A Preferred Stock shall, with
respect to rights on liquidation, dissolution or winding up, rank (i) on a parity with the Series B Preferred Stock, and (ii) prior to all other classes and series of Junior Stock (as defined below) of the Corporation now or here-after authorized including, without limitation, the Common Stock.

                                  (3) Capitalized terms used herein and not
otherwise defined shall have the meanings set forth in Section (d)(viii) below.


                             (ii)    Dividends and Distributions.
                                     ---------------------------

                                     Each holder of shares of Series A Preferred
Stock shall be entitled to receive, when, as and if declared by the Board of Directors, dividends and other distributions (including, without limitation, any options, warrants or other rights to acquire capital stock of the Corporation whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement, or other property or assets) on a parity with each holder of Common Stock. Such dividends and distributions shall be payable on each share of Series A Preferred Stock in an amount equal to the dividends per share payable on the number of shares of Common Stock into which such share of Series A Preferred Stock would be convertible under Section (d)(vi) on the record date for determining eligibility to receive such dividends, or if no record date is established, on the date such dividends are actually paid.

                            (iii) Voting Rights.
                                  -------------

                                  (1) The holders of the Series A Preferred
Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and except as otherwise required by applicable law and with respect to those matters set forth in Section (d)(iii)(2), the holders of the Series A Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each share of Series A Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote; provided, however, if there shall be shares of Class A Common Stock of the Corporation outstanding on such date, the holders of Series A Preferred Stock shall be entitled to such additional votes per share that would give the holder(s) of the Series A Preferred Stock, as a class, a 55% voting interest in the total number of votes of the issued and outstanding Common Stock (after having given effect to the conversion of the Series A Preferred Stock) and issued and outstanding Class A Common Stock, combined.

                                  (2) Unless the consent or approval of a
greater number of shares shall then be required by law, the affirmative vote of the holders of at least 51% of the outstanding shares of Series A Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to:


                                      (A) increase the authorized number of
shares of Series A Preferred Stock; and

                                      (B) authorize, adopt or approve an amend-
ment to the Charter that would increase or decrease the par value of the shares of Series B Preferred Stock or Series A Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series B Preferred Stock or Series A Preferred Stock, or otherwise affect the rights of the shares of the Series B Preferred Stock adversely, including, without limitation, the liquida-tion preference provisions.

                                  (3) At each meeting of stockholders at which
the holders of shares of Series A Preferred Stock shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series A Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

                                      (A) the absence of a quorum of the holders
of shares of any other class or series of capital stock shall not prevent the taking of any action as provided in this Section (d)(iii); and

                                      (B) in the absence of a quorum of the
holders of shares of Series A Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series A Preferred Stock from time to time and place to place without notice other than announce-ment at the meeting until a quorum shall be present.

                                  (4) For taking of any action as provided in
Section (d)(iii)(2) by the holders of shares of Series A Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided, however, that shares of Series A Preferred Stock held by the Corporation or any Affiliate of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this Section (d)(iii).

                             (iv) Reacquired Shares.
                                  -----------------

                                  Any shares of Series A Preferred Stock
converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series A Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $.01 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of New York, may be reissued as part of another series of preferred stock, par value $.01 per share, of the Corporation, but in any event may not be reissued as shares of Series A Preferred Stock unless all of the shares of Series A Preferred Stock issued on the Issue Date shall have already been redeemed or converted.

                              (v) Liquidation, Dissolution or Winding Up.
                                  --------------------------------------

                                  (1) If the Corporation shall commence a
voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (any such event, a "Liquidation"), no distribution shall be made to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount per share of Series A Preferred Stock equal to the greater of (A) the Stated Value, plus all declared and unpaid dividends to the date of distribution, or (B) the proceeds in Liquidation that the holders of Series A Preferred Stock would have received in respect of all shares of Common Stock issuable to such holders upon conversion of a share of Series A Preferred Stock owned by such holders, assuming that such share of Series A Preferred Stock owned by such holders had been converted into shares of Common Stock in accordance with Section (d)(vi) immediately prior to the Liquidation (such greater amount being the "Series A Preferred Stock Liquidation Amount").

                                  (2) Notwithstanding the foregoing, if the
assets distributable upon a Liquidation shall be insufficient to pay in full the Series A Preferred Stock Liquidation Amount on all shares of Series A Preferred Stock outstanding and any amount payable to the holders of Parity Stock, then all of the assets available after payment of any amounts payable on the Senior Stock shall be distributed among the holders of the Series A Preferred Stock and the Parity Stock ratably in proportion to the respective amounts of the assets to which they would otherwise be entitled.

                                  (3) Neither the consolidation or merger of the
Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section (d)(v).

                             (vi) Conversion.

                                  (1) At the later of (i) the amendment to the
Corporation's certificate of incorporation increasing the total number of authorized shares of Common Stock by 55,000,000 shares or (ii) the obtainment of all governmental and regulatory approvals necessary for the conversion of shares of Series A Preferred Stock into shares of Common Stock, each outstanding share of Series A Preferred Stock shall immediately and automatically, with no further action required to be taken by the Corporation or the holder thereof, be converted into, subject to the terms and provisions of this Section (d)(vi), fully paid and non-assessable shares of Common Stock, subject to Section
(d)(vi)(7). Each share of Series A Preferred Stock is convertible into a number of shares of Common Stock ("Number Issuable") which is initially 92.882 shares, subject to adjustment as set forth in Section (d)(vi)(4). Immediately there-after, each holder of Series A Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such holder's Series A Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Person. Upon notice from the Corporation, each holder of Series A Preferred Stock so converted shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Series A Preferred Stock and Common Stock, certificates represent-ing the shares so converted, duly endorsed in blank or accompanied by proper instruments of transfer. The shares of Common Stock issued upon the conversion of shares of Series A Preferred Stock pursuant to Section(d)(vi)(1) shall be subject to the anti-dilution rights set forth in Paragraph 2(b) of the Stock Purchase Agreement dated May 19, 1999 by and between the Corporation and Kiran C. Patel.

                                  (2) As promptly as practicable after the
surrender, as herein provided, of any shares of Series A Preferred Stock for conversion pursuant to Section (d)(vi)(1), the Corporation shall deliver to or upon the written order of the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series A Preferred Stock may be or have been converted in accordance with the provisions of this Section (d)(vi).

                                  (3) To the extent permitted by law, when
shares of Series A Preferred Stock are converted, all dividends which have been declared and are unpaid on the Series A Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.


                                  (4) The Number Issuable shall be subject to
adjustment from time to time as follows:

                                      (A) In case the Corporation shall at any
time or from time to time after the Issue Date:

                                          (I) pay a dividend or make a distribu-
tion on the outstanding shares of Common Stock in capital stock of the Corporation;

                                         (II) subdivide the outstanding shares
of Common Stock into a larger number of shares;

                                        (III) combine the outstanding shares of
Common Stock into a smaller number of shares; or

                                         (IV) issue any shares of its capital
stock in a reclassification of the Common Stock;

then, and in each such case, the Number Issuable in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this clause (A) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the date upon which such corporate action becomes effective.

                                      (B) If, after the Issue Date, the
Corporation issues any shares of Common Stock other than pursuant to Section
(d)(vi)(4)(A) or upon conversion of Class A Common Stock or Series A Preferred Stock or Series B Preferred Stock, there shall be a further adjustment to the Number Issuable so as to give the holder(s) of the Series A Preferred Stock, as a class, 55% of the aggregate of the total number of shares of (1) the issued and outstanding Common Stock and (2) the issued and outstanding Class A Common Stock (after taking into account such issuance of shares of Common Stock). If any shares of Common Stock are issued by the Corporation for less than $.50 per share between the Issue Date and the date the Series A Preferred Stock is automatically converted under Section (d)(vi)(1) (each a "Discount Issuance"), then the adjustment described in the immediately prior sentence, with respect to each such Discount Issuance, shall be reduced by one-half (1/2). If any shares of Common Stock are issued by the Corporation between the Issue Date and the date the Series A Preferred Stock is automatically converted under Section
(d)(vi)(1) for consideration other than cash, then the consideration per share shall be determined by the Board of Directors. The adjustments contemplated by this Section (d)(vi)(4)(B) shall terminate at such time as the number of issued and outstanding shares of Common Stock and Class A Common Stock (after giving effect to any adjustment contemplated by this Section (d)(vi)(4)(B)) shall equal Seventy Five Million (75,000,000).

                                      (C) If the Corporation, at any time or
from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Section
(d)(vi)(4)(A) or Section (d)(vi)(8) (but not including any action described in any such Section) and the Board of Directors of the Corporation in good faith determines that it would be equitable in the circumstances to adjust the Number Issuable as a result of such action, then, and in each such case, the Number Issuable shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series A Preferred Stock).

                                      (D) Notwithstanding anything herein to the
contrary, no adjustment under this Section (d)(vi)(4) need be made to the Number Issuable unless such adjustment would require an increase or decrease of at least 1% of the Number Issuable then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Number Issuable. Any adjustment to the Number Issuable carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series A Preferred Stock pursuant hereto.

                                  (5) If the Corporation shall take a record of
the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Number Issuable then in effect shall be required by reason of the taking of such record.

                                  (6) Upon any increase or decrease in the
Number Issuable, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series A Preferred Stock at least five (5) Business Days prior to effecting any of the foregoing transactions a certi-ficate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corpora-tion, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Number Issuable then in effect following such adjustment.

                                  (7) No fractional shares or scrip representing
fractional shares shall be issued upon the conversion of any shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Stated Value of the shares of Series A Preferred Stock so surrendered. If the conversion of any share or shares of Series A Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

                                  (8) In case of any capital reorganization or
reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corpora-tion with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Series A Preferred Stock at least ten (10) Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section (d)(vi). If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Series A Preferred Stock upon conversion of the shares of Series A Preferred Stock as provided above. The provisions of this Section
(d)(vi)(8) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.


                                  (9) In case at any time or from time to time:

                                      (A) the Corporation shall declare a
dividend (or any other distribution) on its Common Stock;

                                      (B) the Corporation shall authorize the
granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                                      (C) there shall be any reclassification of
the Common Stock, or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

                                      (D) there shall be any voluntary or
involuntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall mail to each holder of shares of Series A Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

                                  (10) After a date one hundred fifty (150) days
from the Issue Date, the Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock pursuant to Section (d)(vi)(1), such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

                                  (11) The issuance or delivery of certificates
for Common Stock upon the conversion of shares of Series A Preferred Stock pursuant to Section(d)(vi)(1) shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

                            (vii) Certain Remedies.
                                  ----------------


                                  Any registered holder of Series A Preferred
Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

                           (viii) Definitions.
                                  -----------

                                  For the purposes of this Article IV, Section
3(d), the following terms shall have the meanings indicated:

                                       "Affiliate" shall have the meaning
ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                                       "Business Day" shall mean any day other
than a Saturday, Sunday or other day on which commercial banks in The City of New York, New York are authorized or required by law or executive order to close.

                                       "Common Stock" shall mean the common
stock, par value $.01 per share, and each other class of capital stock, of the Corporation that does not have a preference over any other class of capital stock of the Corporation as to dividends or upon liquidation, dissolution or winding up of the Corporation and, in each case, shall include any other class of capital stock of the Corporation into which such stock is reclassified or reconstituted.

                                       "Current Market Price" per share shall
mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of forty (40) days, ending on such date, which are Trading Days, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

                                       "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                                       "Fair Market Value" shall mean the amount
which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction (assuming in the case of Common Stock (i) that the Common Stock is valued "as if fully distributed" and (ii) no consideration is given for minority investment discounts, or discounts related to illiquidity or restrictions on transferability).

                                       "Issue Date" shall mean the original date
of issuance of shares of Series A Preferred Stock to Patel.

                                       "Junior Stock" shall mean any capital
stock of the Corporation ranking junior (either as to dividends or upon liquida-tion, dissolution or winding up) to the Series A Preferred Stock including, without limitation, the Common Stock.

                                       "Market Price" shall mean, per share of
Common Stock on any date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Common Stock on such date; (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by NASDAQ and reported by any member firm of the NYSE, selected by the Corporation; or (d) if the Common Stock is not traded on NASDAQ, then the average of the reported closing bid and asked prices of the Common Stock on such date as shown by the OTC Bulletin Board of the National Association of Securities Dealers, Inc. If neither (a), (b), (c) or
(d) is applicable, Market Price shall mean the Fair Market Value per share determined in good faith by the Board of Directors of the Corporation which shall be deemed to be Fair Market Value unless holders of at least 51% of the outstanding shares of Series A Preferred Stock request that the Corporation obtain an opinion of a nationally recognized investment banking firm chosen by such holders (at the Corporation's expense), in which event Fair Market Value shall be as determined by such investment banking firm.

                                       "NASDAQ" shall mean the National Market
System of the NASDAQ Stock Market.

                                       "NYSE" shall mean the New York Stock
Exchange, Inc.

                                       "Parity Stock" shall mean any capital
stock of the Corporation, including the Series B Preferred Stock, ranking on a par (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, including, without limitation, the Series B Preferred Stock.

                                       "Person" shall mean any individual, firm,
corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger) of such entity.

                                       "Senior Stock" shall mean any capital
stock of the Corporation ranking senior (either as to dividends or upon liquida-tion, dissolution or winding up) to the Series A Preferred Stock.

                                       "Series B Preferred Stock" shall mean
shares of Senior Convertible Preferred Stock, Series B, par value $0.01 per share, of the Company.

                                       "Stated Value" shall mean $50.00 per
share of Series A Preferred Stock.

                                       "Subsidiary" shall mean, with respect to
any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                                       "Trading Days" shall mean a day on which
the national securities exchanges are open for trading.

                             (ix)    Modification or Amendment.
                                     -------------------------

                                     Except as specifically set forth herein,
modifications or amendments to this Certificate of Designation may be made by the Corporation with the consent of the holders of at least 51% of the outstanding shares of Series A Preferred Stock.

                         (e)  Pursuant to the authority conferred upon the Board
of Directors of the Corporation by the foregoing provisions of this Certificate of Incorporation, the Board of Directors of the Corporation on June 1, 1999 duly adopted a resolution creating a series of Preferred Stock, the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

                              (i) Designation and Number.
                                  ----------------------

                                  (1) The shares of such series shall be
designated as Senior Convertible Preferred Stock, Series B (the "Series B Preferred Stock"). The number of shares initially constituting the Series B Preferred Stock shall be 100,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then out-standing shares of Series B Preferred Stock.

                                  (2) The Series B Preferred Stock shall, with
respect to rights on liquidation, dissolution or winding up, rank (i) on a parity with the Series A Preferred Stock, and (ii) prior to all other classes and series of Junior Stock (as defined below) of the Corporation now or here-after authorized including, without limitation, the Common Stock.

                                  (3) Capitalized terms used herein and not
other-wise defined shall have the meanings set forth in Section (e)(viii) below.

                             (ii) Dividends and Distributions.
                                  ---------------------------

                                  (1) Each holder of shares of Series B
Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors, dividends and other distributions (including, without limitation, any options, warrants or other rights to acquire capital stock of the Corporation whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement, or other property or assets) on a parity with each holder of Common Stock. Such dividends and distributions shall be payable on each share of Series B Preferred Stock in an amount equal to the dividends per share payable on the number of shares of Common Stock into which such share of Series B Preferred Stock would be convertible under Section (e)(vi) on the record date for determining eligibility to receive such dividends, or if no record date is established, on the date such dividends are actually paid.

                                  (2) If at any time after 150 days of the Issue
Date all the shares of Series B Preferred Stock are not converted into fully paid and non-assessable shares of Common Stock, as contemplated by Section
(e)(vi)(1), then the holders of shares of Series B Preferred Stock in preference to the holders of Common Stock and of any shares of Parity Stock or other Junior Stock of the Corporation, shall be entitled to receive, so long as all the shares of Series B Preferred Stock are not converted into fully paid and non-assessable shares of Common Stock, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative cash dividends at a rate on the Stated Value thereof equal to 6.0%, calculated on the basis of a 360-day year consisting of twelve 30-day months and compounded quarterly, accruing and payable in equal quarterly payments, in immediately available funds, on the last day of March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day, in each year.

                            (iii) Voting Rights.
                                  -------------

                                  (1) Except for such voting rights as shall be
granted to the holders of shares of Series B Preferred Stock by this Section
(e)(iii) or by law, the holders of shares of Series B Preferred Stock shall have no voting rights.

                                  (2) (A)  Unless the consent or approval of a
greater number of shares shall then be required by law, the affirmative vote of the holders of at least 51% of the outstanding shares of Series B Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to:

                                           (I) increase the authorized number of
shares of Series B Preferred Stock; and

                                           (II) authorize, adopt or approve an
amendment to the Charter that would increase or decrease the par value of the shares of Series B Preferred Stock or Series A Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series B Preferred Stock or Series A Preferred Stock, or otherwise affect the rights of the shares of the Series B Preferred Stock adversely, including, without limitation, the liquidation preference provisions.

                                  (3) (A)  At each meeting of stockholders at
which the holders of shares of Series B Preferred Stock shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series B Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

                                           (I) the absence of a quorum of the
holders of shares of any other class or series of capital stock shall not prevent the taking of any action as provided in this Section (e)(iii); and

                                          (II) in the absence of a quorum of the
holders of shares of Series B Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series B Preferred Stock from time to time and place to place without notice other than announce-ment at the meeting until a quorum shall be present.

                                      (B) For taking of any action as provided
in Section (e)(iii)(2) by the holders of shares of Series B Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided, however, that shares of Series B Preferred Stock held by the Corporation or any Affiliate of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this Section (e)(iii).

                             (iv) Reacquired Shares.
                                  -----------------

                                  Any shares of Series B Preferred Stock
converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series B Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $.01 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of New York, may be reissued as part of another series of preferred stock, par value $.01 per share, of the Corporation, but in any event may not be reissued as shares of Series B Preferred Stock unless all of the shares of Series B Preferred Stock issued on the Issue Date shall have already been redeemed or converted.

                              (v) Liquidation, Dissolution or Winding Up.
                                  --------------------------------------

                                  (1) If the Corporation shall commence a
voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any sub-stantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (any such event, a "Liquidation"), no distribution shall be made to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received an amount per share of Series B Preferred Stock equal to the greater of (A) the Stated Value, plus all declared and unpaid dividends to the date of distribution plus all accrued and unpaid dividends, whether or not declared or currently payable to the date of distribution, or (B) the proceeds in Liquidation that the holders of Series B Preferred Stock would have received in respect of all shares of Common Stock issuable to such holders upon conversion of a share of Series B Preferred Stock owned by such holders, assuming that such share of Series B Preferred Stock owned by such holders had been converted into shares of Common Stock in accordance with Section (e)(vi) immediately prior to the Liquidation (such greater amount being the "Series B Preferred Stock Liquidation Amount").

                                  (2) Notwithstanding the foregoing, if the
assets distributable upon a Liquidation shall be insufficient to pay in full the Series B Preferred Stock Liquidation Amount on all shares of Series B Preferred Stock outstanding and any amount payable to the holders of Parity Stock, then all of the assets available after payment of any amounts payable on the Senior Stock shall be distributed among the holders of the Series B Preferred Stock and the Parity Stock ratably in proportion to the respective amounts of the assets to which they would otherwise be entitled.

                                  (3) Neither the consolidation or merger of the
Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section (e)(v).

                             (vi) Conversion.
                                  ----------

                                  (1) At the later of (i) the amendment to the
Corporation's certificate of incorporation increasing the total number of authorized shares of Common Stock by 55,000,000 shares or (ii) the obtainment of all governmental and regulatory approvals necessary for the conversion of shares of Series B Preferred Stock into shares of Common Stock, each outstanding share of Series B Preferred Stock shall immediately and automatically, with no further action required to be taken by the Corporation or the holder thereof, be converted into, subject to the terms and provisions of this Section (e)(vi), fully paid and non-assessable shares of Common Stock, subject to Section
(e)(vi)(7). Each share of Series B Preferred Stock is convertible into a number of shares of Common Stock ("Number Issuable") which is initially 100 shares, subject to adjustment as set forth in Section (e)(vi)(4). Immediately there-after, each holder of Series B Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such holder's Series B Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Person. Upon notice from the Corporation, each holder of Series B Preferred Stock so converted shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Series B Preferred Stock and Common Stock, certificates represent-ing the shares so converted, duly endorsed in blank or accompanied by proper instruments of transfer.

                                  (2) As promptly as practicable after the
surrender, as herein provided, of any shares of Series B Preferred Stock for conversion pursuant to Section (e)(vi)(1), the Corporation shall deliver to or upon the written order of the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series B Preferred Stock may be or have been converted in accordance with the provisions of this Section (e)(vi).

                                  (3) To the extent permitted by law, when
shares of Series B Preferred Stock are converted, all dividends which have been declared and are unpaid and dividends which are accrued and are unpaid on the Series B Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

                                  (4) The Number Issuable shall be subject to
adjustment from time to time as follows:

                                      (A) In case the Corporation shall at any
time or from time to time after the Issue Date:

                                          (I) pay a dividend or make a distribu-
tion on the outstanding shares of Common Stock in capital stock of the Corpora-tion;

                                         (II) subdivide the outstanding shares
of Common Stock into a larger number of shares;

                                        (III) combine the outstanding shares of
Common Stock into a smaller number of shares; or

                                         (IV) issue any shares of its capital
stock in a reclassification of the Common Stock;

then, and in each such case, the Number Issuable in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series B Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had such share of Series B Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this clause
(A) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the date upon which such corporate action becomes effective.

                                      (B) If the Corporation, at any time or
from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Section
(e)(vi)(4)(A) or Section (e)(vi)(8) (but not including any action described in any such Section) and the Board of Directors of the Corporation in good faith determines that it would be equitable in the circumstances to adjust the Number Issuable as a result of such action, then, and in each such case, the Number Issuable shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series B Preferred Stock).

                                      (C) Notwithstanding anything herein to the
contrary, no adjustment under this Section (e)(vi)(4) need be made to the Number Issuable unless such adjustment would require an increase or decrease of at least 1% of the Number Issuable then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Number Issuable. Any adjustment to the Number Issuable carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series B Preferred Stock pursuant hereto.

                                  (5) If the Corporation shall take a record of
the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Number Issuable then in effect shall be required by reason of the taking of such record.

                                  (6) Upon any increase or decrease in the
Number Issuable, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series B Preferred Stock at least 5 Business Days prior to effecting any of the foregoing transactions a certi-ficate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corpora-tion, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Number Issuable then in effect following such adjustment.

                                  (7) No fractional shares or scrip representing
fractional shares shall be issued upon the conversion of any shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Stated Value of the shares of Series B Preferred Stock so surrendered. If the conversion of any share or shares of Series B Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

                                  (8) In case of any capital reorganization or
reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corpora-tion with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Series B Preferred Stock at least 10 Business Days prior to effecting any of the fore-going Transactions a certificate that the holder of each share of Series B Preferred Stock then outstanding shall have the right thereafter to convert such share of Series B Preferred Stock into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section (e)(vi). If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Series B Preferred Stock upon conversion of the shares of Series B Preferred Stock as provided above. The provisions of this Section
(e)(vi)(8) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

                                  (9) In case at any time or from time to time:

                                      (A) the Corporation shall declare a
dividend (or any other distribution) on its Common Stock;

                                      (B) the Corporation shall authorize the
granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                                      (C) there shall be any reclassification of
the Common Stock, or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

                                      (D) there shall be any voluntary or
involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to each holder of shares of Series B Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

                                 (10) After 150 days of the Issue Date, the
Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series B Preferred Stock pursuant to Section (e)(vi)(1), such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series B Preferred Stock.

                                 (11) The issuance or delivery of certificates
for Common Stock upon the conversion of shares of Series B Preferred Stock pursuant to Section (e)(vi)(1) shall be made without charge to the converting holder of shares of Series B Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series B Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series B Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

                            (vii) Certain Remedies.
                                  ----------------

                                  Any registered holder of Series B Preferred
Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

                           (viii) Definitions.
                                  -----------

                                  For the purposes of this Article IV, Section
3(e), the following terms shall have the meanings indicated:

                                  "Affiliate" shall have the meaning ascribed to
such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                                  "Business Day" shall mean any day other than a
Saturday, Sunday or other day on which commercial banks in The City of New York, New York are authorized or required by law or executive order to close.

                                  "Common Stock" shall mean the common stock,
par value $.01 per share, and each other class of capital stock, of the Corporation that does not have a preference over any other class of capital stock of the Corporation as to dividends or upon liquidation, dissolution or winding up of the Corporation and, in each case, shall include any other class of capital stock of the Corporation into which such stock is reclassified or reconstituted.

                                  "Current Market Price" per share shall mean,
on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 40 days, ending on such date, which are Trading Days, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

                                  "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                                  "Fair Market Value" shall mean the amount
which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction (assuming in the case of Common Stock (i) that the Common Stock is valued "as if fully distri-buted" and (ii) no consideration is given for minority investment discounts, or discounts related to illiquidity or restrictions on transferability).

                                  "Issue Date" shall mean the original date of
issuance of shares of Series B Preferred Stock to The 1818 Fund II, L.P., a Delaware limited partnership.

                                  "Junior Stock" shall mean any capital stock of
the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock including, without limitation, the Common Stock.

                                  "Market Price" shall mean, per share of Common
Stock on any date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Common Stock on such date;
(c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by NASDAQ and reported by any member firm of the NYSE, selected by the Corporation; or (d) if the Common Stock is not traded on NASDAQ, then the average of the reported closing bid and asked prices of the Common Stock on such date as shown by the OTC Bulletin Board of the National Association of Securities Dealers, Inc. If neither (a), (b), (c) or (d) is applicable, Market Price shall mean the Fair Market Value per share determined in good faith by the Board of Directors of the Corporation which shall be deemed to be Fair Market Value unless holders of at least 51% of the outstanding shares of Series B Preferred Stock request that the Corporation obtain an opinion of a nationally recognized investment banking firm chosen by such holders (at the Corporation's expense), in which event Fair Market Value shall be as determined by such investment banking firm.

                                  "NASDAQ" shall mean the National Market System
of the NASDAQ Stock Market.

                                  "NYSE" shall mean the New York Stock Exchange,
Inc.

                                  "Parity Stock" shall mean any capital stock of
the Corporation, including the Series A Preferred Stock, ranking on a par (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock including, without limitation, the Series A Preferred Stock.

                                  "Person" shall mean any individual, firm,
corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger) of such entity.

                                  "Senior Stock" shall mean any capital stock of
the Corporation ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock.

                                  "Series A Preferred Stock" shall mean shares
of Senior Convertible Preferred Stock, Series A, par value $0.01 per share, of the Company.

                                  "Stated Value" shall mean $50.00 per share of
Series B Preferred Stock

                                  "Subsidiary" shall mean, with respect to any
Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                                  "Trading Days" shall mean a day on which the
national securities exchanges are open for trading.

                             (ix) Modification or Amendment.
                                  -------------------------

                                  Except as specifically set forth herein,
modifications or amendments to this Certificate of Designation may be made by the Corporation with the consent of the holders of at least 51% of the outstanding shares of Series B Preferred Stock.


                  FOURTH: The Board of Directors duly authorized and approved the foregoing amendments under the authority vested in said Board of Directors under the provisions of the Corporation's Certificate of Incorporation and of
Section 502 of the BCL.

                  IN WITNESS WHEREOF, I have signed my name hereunto and affirm that the statements made herein are true under the penalties of perjury on this 4th day of June, 1999.

                                      /s/ Craig S. Dupont
                                      ------------------------------------
                                      Name:  Craig S. Dupont
                                      Title:  Acting President and Chief
                                                  Executive Officer

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       THE WELLCARE MANAGEMENT GROUP, INC.


                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW